UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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NEW HAMPSHIRE THRIFT BANCSHARES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 23, 2012

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of New Hampshire Thrift Bancshares, Inc., the holding company for Lake Sunapee Bank, fsb, to be held on May 10, 2012, at 10:00 a.m., Eastern time, at the Lake Sunapee Bank Building, 1868 Room, 9 Main Street, Newport, New Hampshire 03773.

The attached Notice of Annual Meeting of Stockholders and proxy statement describe the formal business that we will transact at the annual meeting. In addition to the formal items of business, management will report on the operations and activities of New Hampshire Thrift Bancshares and Lake Sunapee Bank, and you will have an opportunity to ask questions.

The Board of Directors has determined that an affirmative vote on the matters to be considered at the annual meeting is in the best interests of the Company and its stockholders and unanimously recommends a vote “FOR” for Proposals 1, 2 and 3 and “1 Year” for Proposal 4.

Please complete, sign and return your proxy card promptly, whether or not you plan to attend the annual meeting. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person at the annual meeting but will assure that your vote is counted if you cannot attend.

On behalf of the Board of Directors and the employees of New Hampshire Thrift Bancshares and Lake Sunapee Bank, we thank you for your continued support and look forward to seeing you at the annual meeting.

Sincerely,

Stephen W. Ensign

Chairman and Chief Executive Officer

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

9 MAIN STREET

P.O. BOX 9

NEWPORT, NH 03773

(603) 863-0886

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE	Thursday, May 10, 2012

TIME	10:00 AM, Eastern Time

PLACE	Lake Sunapee Bank Building 1868 Room 9 Main Street Newport, NH 03773

ITEMS OF BUSINESS

(1)    Election of two directors to serve for a three-year term expiring at the 2015 annual meeting. The following two individuals are the Board of Directors’ nominees:

William C. Horn        Jack H. Nelson

(2)    Ratification of the appointment of Shatswell, MacLeod & Co., P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2012;

(3)    Consideration and approval of a non-binding advisory resolution on the compensation of our named executive officers;

(4)    Consideration and vote upon a non-binding advisory proposal on the frequency of the advisory vote concerning compensation of our named executive officers; and

(5)    Consideration of any other business as may properly come before the annual meeting, or at any adjournment or postponement thereof.

RECORD DATE	The record date for the annual meeting is March 14, 2012. Only stockholders of record at the close of business on that date may vote at the annual meeting, or any adjournment thereof.

PROXY VOTING

You are cordially invited to attend the annual meeting in person. Whether or not you expect to attend the annual meeting, please submit the enclosed proxy or voting instructions by mail. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Submitting a proxy or voting instructions will not prevent you from attending the annual meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the annual meeting, you must obtain a proxy issued in your name from the record holder.

A list of stockholders entitled to vote at the annual meeting will be available for inspection by any stockholder at the offices of New Hampshire Thrift Bancshares for a period of ten days prior to the annual meeting until the close of such meeting.

By Order of the Board of Directors

Laura Jacobi

Corporate Secretary

Newport, New Hampshire

March 23, 2012

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 10, 2012: This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 are available free of charge at www.cfpproxy.com/5370.

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

9 MAIN STREET

P.O. BOX 9

NEWPORT, NH 03773

(603) 863-0886

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING

GENERAL

The Board of Directors of New Hampshire Thrift Bancshares, Inc. are soliciting your proxy to vote at the annual meeting. This Proxy Statement summarizes the information you will need to know to cast an informed vote at the annual meeting. You do not need to attend the annual meeting to vote your shares. You may simply complete, sign and return the attached proxy card and your votes will be cast for you at the annual meeting. This process is described below in the section entitled “Voting Procedures.”

We made available this Proxy Statement, the Notice of Annual Meeting of Stockholders and the attached proxy card on or about March 23, 2012 to all stockholders entitled to vote. If you owned our common stock at the close of business on March 14, 2012, the record date, you are entitled to vote at the annual meeting. On the record date, there were 5,835,360 shares of common stock outstanding.

A paper copy of these proxy materials will be delivered to any stockholder requesting such a copy at no charge within three business days of our receipt of the request. Please write to Registrar and Transfer Company, ATTN: Notice and Access Fulfillment Department, 311 Cox Street, Roselle, New Jersey 07203 to request a paper copy.

QUORUM

A quorum of stockholders is necessary to hold a valid meeting. If the holders of at least one-third of the total number of the outstanding shares of our common stock entitled to vote are represented in person or by proxy at the annual meeting, a quorum will exist. We will include proxies marked as abstentions and broker non-votes to determine the number of shares present at the annual meeting. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the annual meeting to another date.

VOTING RIGHTS

You are entitled to one vote at the annual meeting for each share of common stock that you owned at the close of business on March 14, 2012. The number of shares you own (and may vote) is listed on the proxy card.

VOTING PROCEDURES

Stockholder of Record: Shares Registered in Your Name

For Proposal 1, you may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For Proposal 4, you may either vote for every “1 Year,” “2 Years,” or “3 Years” or abstain from voting. For any other matter to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

If you are a shareholder of record, you may a) vote in person at the annual meeting or b) vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

If you sign the proxy card but do not make specific choices, your proxy will vote your shares “FOR” Proposals 1, 2, and 3 and “1 Year” for Proposal 4 as set forth in the Notice of Annual Meeting of Stockholders.

If any other matter is presented, your proxy will vote the shares represented by all properly executed proxies on such matters as a majority of the Board of Directors determines. As of the date of this proxy statement, we know of no other matters that may be presented at the Annual Meeting, other than that listed in the Notice of Annual Meeting of Stockholders.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card and voting instructions to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank, if applicable. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

VOTE REQUIRED

Proposal 1: Election of Directors. Directors will be elected by a plurality of the votes cast at the annual meeting by the holders of shares present or represented by proxy and entitled to vote on the election of directors. Plurality means that the individuals who receive the largest number of “For” votes will be elected as directors. You may not vote your shares cumulatively for the election of directors.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm. The majority of votes cast “For” the proposal is required to ratify the appointment of Shatswell, MacLeod & Co., P.C. as our independent registered public accounting firm.

Proposal 3: Consideration and Approval of a Non-binding Advisory Resolution on the Compensation of Our Named Executive Officers. The majority of votes cast “For” the proposal is required to approve the advisory proposal on our executive compensation policies and procedures.

Proposal 4: Consideration and Vote Upon a Non-binding Advisory Proposal on the Frequency of the Advisory Vote Concerning Compensation of Our Named Executive Officers. The choice receiving the greatest number of votes – every year, every two years or every three years – will be the frequency that shareholders will be deemed to have approved.

EFFECT OF BROKER NON-VOTES

Under New York Stock Exchange Rule 452, which governs NYSE brokerage members, brokerage firms may not vote on non-routine matters in their discretion on behalf of their clients if such clients have not furnished voting instructions. A “broker non-vote” occurs when a broker’s customer does not provide the broker with voting instructions on non-routine matters for shares owned by the customer but held in the name of the broker. For non-routine matters, the broker cannot vote either “For” or “Against” a proposal and reports the number of such shares as “non-votes.” Because none of the matters to be voted upon at the Annual Meeting are considered routine matters under Rule 452 except for the ratification of the appointment of the independent registered public accounting firm, there potentially can be broker non-votes at the annual meeting. Both abstentions and broker non-votes will be treated as shares present for purposes of determining the presence of a quorum at the annual meeting. Abstentions and broker non-votes will not be counted for purposes of determining the number of votes cast on a proposal and, therefore, will have no effect on the outcome of the votes for the proposals.

REVOKING YOUR PROXY

You may revoke your proxy at any time before it is exercised by:

•	filing a written revocation of the proxy with our Corporate Secretary;

•	submitting another signed proxy with a later date; or

•	attending the annual meeting and voting in person; provided, you file a written revocation with our Corporate Secretary prior to the voting of such proxy.

If your shares are not registered in your own name, you will need appropriate documentation from your stockholder of record to vote personally at the annual meeting. Examples of such documentation include a broker’s statement, letter or other document that will confirm your ownership of the shares.

Your personal attendance at the annual meeting does not revoke your proxy. Your last vote, prior to or at the annual meeting, is the vote that will be counted.

SOLICITATION OF PROXIES

We will bear the cost of solicitation of proxies, including preparation, assembly, printing and mailing of the Notice of Annual Meeting of Stockholders, the proxy card and any additional information furnished to stockholders. We may reimburse banks, brokers, nominees and other fiduciaries representing beneficial owners of our common stock for the expenses they incur in forwarding the solicitation materials to such beneficial owners. Our directors, officers or employees may also solicit proxies by mail, telephone and other forms of communication. No additional compensation will be paid to directors, officers or employees for such services.

OBTAINING AN ANNUAL REPORT ON FORM 10-K

If you would like a copy of our Annual Report on Form 10-K for the year ended December 31, 2011, which has been filed with the Securities and Exchange Commission (“SEC”), we will send you one (without exhibits) free of charge. Please write to Registrar and Transfer Company, Attn: Investor Relations Department, 10 Commerce Drive, Cranford, NJ 07016. The Annual Report on Form 10-K is also available on the SEC’s website at www.sec.gov, on our website at www.nhthrift.com, by clicking on “SEC filings,” and at www.cfpproxy.com/5370.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL STOCKHOLDERS OF NEW HAMPSHIRE THRIFT BANCSHARES

The following table shows certain information for any person who we know “beneficially owned” 5% or more of our common stock as of March 14, 2012. Persons and groups that beneficially own in excess of 5% of our common stock are required to file certain reports with the SEC regarding such beneficial ownership. For purposes of the table below and the table set forth under “Beneficial Stock Ownership of Management,” a person is deemed to be the beneficial owner of any shares of our common stock (1) over which the person has or shares, directly or indirectly, voting or investment power, or (2) of which the person has a right to acquire beneficial ownership at any time within 60 days of March 14, 2012. “Voting Power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares. We obtained the information provided in the following table from filings with the SEC.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
None.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 14, 2012 by: (i) each director, (ii) each of the named executive officers, and (iii) all our directors and executive officers as a group. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of common stock listed next to their name.

Title of Class	Name of Beneficial Owner	Position with New Hampshire Thrift Bancshares	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Common Stock	Leonard R. Cashman(2)	Director	44,612	*
	Stephen W. Ensign(3)	Director, Chairman and Chief Executive Officer	200,925	3.33%
	William C. Horn(4)	Director	12,127	*
	Laura Jacobi(5)	Senior Vice President, Chief Financial Officer and Secretary	227	*
	Peter R. Lovely(6)	Director	79,028	1.31%
	Jack H. Nelson(7)	Director	40,127	*
	Michael T. Putziger(8)	Director	125,217	2.08%
	Stephen R. Theroux(9)	Director, Vice Chairman, President, Chief Operating Officer	123,559	2.05%
	Joseph B. Willey(10)	Director	102,994	1.71%
	Total owned by directors and executive officers as a group (9 persons)(11)		728,816	12.09%

*	Less than 1% of the total outstanding shares of common stock.
(1)	Based on a total of 5,835,360 shares of our common stock outstanding as of March 14, 2012, plus shares of common stock which such person or group has the right to acquire within 60 days after March 14, 2012.
(2)	Includes 7,434 shares held jointly by Mr. Cashman and his wife, 1,310 shares held by his wife, 2,200 shares held by his wife in her SEP Plan, 250 shares held by his wife in her SEP Plan and 16,000 shares subject to outstanding options.
(3)	Includes 27,000 shares held in a trust, 32,502 shares held in a Supplemental Executive Retirement Plan, 13,177 shares held in New Hampshire Thrift Bancshares’ 401(k) plan and 74,000 shares subject to outstanding options exercisable within 60 days of March 14, 2012.
(4)	Includes 1,000 shares held in a revocable trust and 10,000 shares subject to outstanding options exercisable within 60 days of March 14, 2012.
(5)	Includes 227 shares held in New Hampshire Thrift Bancshares’ 401(k) plan.
(6)	Includes 38,214 shares held jointly by Mr. Lovely and his wife, 2,596 shares held in his wife’s IRA, and 26,218 shares held in an IRA and 10,000 shares subject to outstanding options exercisable within 60 days of March 14, 2012.
(7)	Includes 16,000 shares subject to outstanding options exercisable within 60 days of March 14, 2012.
(8)	Includes 22,445 shares held in an IRA and 102,772 shares pledged as security for a line of credit with a financial institution other than New Hampshire Thrift Bancshares.
(9)	Includes 26,662 shares held jointly by Mr. Theroux and his wife, 37,190 shares held in a Supplemental Executive Retirement Plan, 10,665 shares held in New Hampshire Thrift Bancshares’ 401(k) plan and 49,042 shares subject to outstanding options exercisable within 60 days of March 14, 2012.
(10)	Includes 44,970 shares held in an IRA and 16,000 shares subject to outstanding options exercisable within 60 days of March 14, 2012.
(11)	Includes 102,772 shares pledged as security and 191,042 shares pursuant to which such persons have the right to acquire beneficial ownership.

PROPOSAL 1

ELECTION OF DIRECTORS

GENERAL

Our Board of Directors currently consists of eight members. The Nominating Committee nominated, and the Board ratified the nomination of the two nominees listed in the table below for election as a director at the annual meeting. If you elect all the nominees listed below, they will hold office until the annual meeting in 2015 or until their successors have been elected and qualified. All of the nominees are currently serving on our Board of Directors and have consented to being named in this proxy statement and to serve if elected.

If for any reason these nominees prove unable or unwilling to stand for election or cease to qualify to serve as directors, the Board will nominate alternates or reduce the size of the Board of Directors to eliminate the vacancies. If any nominee is unable or does not qualify to serve, you or your proxy may vote for another nominee proposed by the Board. The Board has no reason to believe that any of the nominees would prove unable to serve if elected.

VOTE REQUIRED

The nominees for director who receive the most votes will be elected. If you do not vote for a nominee, or you indicate “withhold” for any nominee on your proxy card, your vote will not count “for” or “against” the nominee. You may not vote your shares cumulatively for the election of directors.

OUR RECOMMENDATION

The Board of Directors unanimously recommends a vote “FOR” the election of the nominees for director.

INFORMATION ABOUT THE NOMINEES AND CONTINUING DIRECTORS

The name, age and length of service of each of our nominees and continuing members of our Board of Directors are set forth below. There are no arrangements or understandings between us and any director or nominee pursuant to which such person was elected or nominated to be a director.

Nominees	Age(1)	Director Since	Term Expires	Position(s) Held
William C. Horn	72	2003	2012	Director
Jack H. Nelson	67	1997	2012	Director

Continuing Directors	Age(1)	Director Since	Term Expires	Position(s) Held
Peter R. Lovely	68	1996	2013	Director
Stephen R. Theroux	61	1989	2013	Director, Vice Chairman, President and Chief Operating Officer
Joseph B. Willey	69	1997	2013	Director
Leonard R. Cashman	69	1997	2014	Director
Stephen W. Ensign	64	1989	2014	Director, Chairman and Chief Executive Officer
Michael T. Putziger	65	2007	2014	Director

(1)	At December 31, 2011.

The principal occupation, education and business experience, where applicable, of each nominee for election as director and each continuing director are set forth below:

Nominees

William C. Horn is currently a director of Charter Trust Company, a company engaged in the business of trust and investment management. Mr. Horn was previously the President and Chief Executive Officer of Charter Trust Company from 1995 to 2001. Mr. Horn has been a director of our Board since 2003.

Jack H. Nelson is the retired Chairman of the Board of Directors of North East Environmental Products Inc., a manufacturer and distributor of water treatment equipment. Mr. Nelson has been a director of our Board since 1997.

Continuing Directors

Peter R. Lovely has been associated with Lake Sunapee Bank since 1980. In 1983, he formed the Brokerage Services Department and served as Senior Vice President of that department. Additionally, he served as Retail Investment Manager of the Newport, New London, and Upper Valley offices until his retirement in 1998. He has served as a director of our Board since 1996.

Stephen R. Theroux has been our President since 2008, Vice Chairman since 2002, and effective June 1, 2012, will be our Chief Executive Officer and President. He has served as a director of our Board since 1989. In addition, Mr. Theroux is also serving as the President and Chief Operating Officer of Lake Sunapee Bank, and has been a director of Lake Sunapee Bank since 1986. Mr. Theroux previously served as Corporate Secretary until 2009 and as Chief Financial Officer until June 2011 of both New Hampshire Thrift Bancshares and Lake Sunapee Bank.

Joseph B. Willey is a principal owner, partner and Chief Executive Officer of Pro-Cut International, LLC, a company engaged in the manufacture, sale and export of automotive repair products. He has served as a director of our Board since 1997.

Leonard R. Cashman is an owner and a partner of C.O.H. Properties. He is also involved in the marketing of specialized group medical insurance products. He was formerly Vice President and General Manager of P&C Foods, Inc. Mr. Cashman has been a director of our Board since 1997.

Stephen W. Ensign has been our Chief Executive Officer since 1992 and Chairman of the Board since 2002. Mr. Ensign served as our President until 2008. Effective June 1, 2012, Mr. Ensign will assume the role of Executive Chairman of the Board. Mr. Ensign previously held various positions with both new Hampshire Thrift Bancshares and Lake Sunapee Bank, including Vice Chairman, President, Chief Operating Officer, Senior Vice President, Senior Loan Officer and Executive Vice President. He has served as a director of Lake Sunapee Bank and New Hampshire Thrift Bancshares since 1989, and as Chairman of the Board of Lake Sunapee since 2007. Mr. Ensign is currently a director of Charter Holding Corporation, a company engaged in the business of trust and investment management.

Michael T. Putziger has been a director of our Board since 2007. Mr. Putziger currently serves as Chairman of the WinnCompanies, a private real estate development company headquartered in Boston, Massachusetts that develops and manages mixed-used properties nationwide. Mr. Putziger previously served as Vice Chairman of WinnCompanies from 2005 until 2011. Mr. Putziger is also Of Counsel with the law firm of Murtha Cullina LLP. Additionally, Mr. Putziger serves as a director of Enterprise Bank & Trust Company and Enterprise Bancorporation and of various private companies, including DSCI Corporation, and ViewPoint CRM. Mr. Putziger is also a member of the Board of Overseers of Mt. Auburn Hospital in Cambridge, Massachusetts. Previously, he served as Chairman of the Board of Directors of First Community Bank, headquartered in Woodstock, Vermont and Bank of Florida Corporation, a Florida bank holding company, and as a Trustee and Chairman of Nazareth, a Catholic Charities organization serving children.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

The following individual is an executive officer who is not also a director of New Hampshire Thrift Bancshares and listed above. The Board of Directors elects our executive officers annually. The elected officers hold office until their respective successors have been elected and qualified, or until death, resignation or removal by the Board of Directors. Ms. Jacobi has consented to being named in this proxy statement. In addition, we have entered into employment agreements with certain of our executive officers, which set forth the terms of their employment. See “Employment Agreements and Change of Control Agreements.”

Name	Age	Position(s) Held
Laura Jacobi	36	Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Corporate Secretary

Laura Jacobi has been our Chief Financial Officer and Chief Accounting Officer since June 2011 and our Senior Vice President since March 2010. Ms. Jacobi has also been our Corporate Secretary since May 2009. From March 2008 until her promotion to Corporate Secretary, she served as our Assistant Corporate Secretary. Additionally, since March 2010, Ms. Jacobi has served as Senior Vice President-Controller and, from March 2010 to February 2011, served as Chief Risk Officer of the Bank. From October 2005 until March 2010, Ms. Jacobi served as Vice President-Controller of the Bank. Prior thereto, Ms. Jacobi served as the Bank’s Assistant Vice President-Controller, Accounting Supervisor and Accounting Assistant. Ms. Jacobi joined the Bank in 1997.

CORPORATE GOVERNANCE

Board of Directors

The Board of Directors oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board of Directors does not involve itself in the day-to-day operations of the Company. Our executive officers and management oversee the day-to-day operations. Our directors fulfill their duties and responsibilities by attending regular meetings of the Board, which are held on a monthly basis. Our directors also discuss business and other matters with the Chairman and the President, other key executives, and our principal external advisers (legal counsel, auditors, financial advisors and other consultants).

The Board of Directors held twelve regular meetings during the fiscal year ended December 31, 2011. Each incumbent director attended at least 75% of the total of (i) the meetings of the Board of Directors held during the period for which he has been a director and (ii) the meetings of the committee(s) on which that particular director served during such period.

It is our policy that all directors and nominees should attend the annual meeting. At the 2011 annual meeting, all members of the Board of Directors were in attendance.

Board of Directors Independence

As required under the Nasdaq listing standards, a majority of the members of our Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq, as in effect from time to time.

Consistent with these considerations, the Board has affirmatively determined that the following six incumbent directors are independent directors within the meaning of the applicable Nasdaq listing standards:

Leonard C. Cashman, Peter R. Lovely, Michael T. Putziger, and Joseph B. Willey. The Board has also affirmatively determined that our director nominees, William C. Horn and Jack H. Nelson, are also independent within the meaning of the applicable Nasdaq listing standards. In making this determination, the Board found that none of these directors had a material or other disqualifying relationship with us. The Board has determined that Stephen W. Ensign, our Chairman of the Board and Chief Executive Officer and Stephen R. Theroux, our Vice Chairman, President and Chief Operating Officer are not independent directors by virtue of their current employment with us.

Code of Ethics

We have adopted a Conflict of Ethics Policy, which applies to all our employees and officers. We have also adopted a Code of Ethics for Senior Financial Officers, which applies to our principal executive officer, principal financial officer, principal accounting officer or controller or person performing similar functions for us, and which requires compliance with the Conflict of Interest Policy and Code of Conduct. The Code of Ethics for Senior Financial Officers meets the requirements of a “code of ethics” as defined by Item 406 of Regulation S-K. The Code of Ethics for Senior Financial Officers is available to shareholders on our website at www.nhthrift.com.

We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or a waiver from, a provision of our code of ethics that applies to its principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions, by posting such information on its website at the internet address set forth above. We have not amended or granted any waivers of a provision of our Code of Ethics Policy during 2011.

Committees of the Board of Directors

The Board of Directors has established four committees: an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for the year ended December 31, 2011 for each of the Board committees:

Name	Executive Committee		Audit		Compensation		Corporate Governance		Nominating
Leonard R. Cashman	X				X	*	X
Stephen W. Ensign	X	*					X	*
William C. Horn**	X		X	*	X		X		X
Peter R. Lovely**			X
Jack H. Nelson			X		X				X	*
Michael T. Putziger							X		X
Stephen R. Theroux	X						X
Joseph B. Willey
Total meetings in 2011	8		13		7		1		1

*	Committee Chairman
**	Financial Expert

Below is a description of each committee of the Board of Directors.

Executive Committee. The Executive Committee considers strategic, planning and industry issues and is authorized to act as appropriate between meetings of the Board of Directors. Directors Cashman, Ensign, Horn, and Theroux served as members of the committee in 2011. Director Ensign serves as Chairman of the committee. The Executive Committee met eight times in 2011.

Audit Committee. The Audit Committee oversees and monitors our financial reporting process and internal control system, reviews and evaluates the audit performed by our outside auditors and reports any substantive issues found during the audit to the Board. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our independent registered public accountants. The committee will also review and approve all transactions with affiliated parties.

Directors Horn, Lovely, and Nelson served as members of the Audit Committee in 2011, with Director Horn serving as the Chairman. The Board of Directors reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Board of Directors has also determined that Directors Horn and Lovely qualify as an “audit committee financial expert” as defined in applicable SEC rules. The Audit Committee met 13 times in 2011.

The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on our website, www.nhthrift.com, by clicking on “Governance Documents.”

Audit Committee Report. The following Audit Committee Report is provided in accordance with the rules and regulations of the Securities and Exchange Commission. Pursuant to such rules and regulations, this report shall not be deemed “soliciting materials,” filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of section 18 of the Securities Exchange Act of 1934, as amended.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited financial statements of New Hampshire Thrift Bancshares for the fiscal year ended December 31, 2011 with management. The Audit Committee has discussed the matters required by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, with Shatswell, MacLeod & Co., P.C. (“Shatswell, MacLeod & Co.”), its independent registered public accounting firm. The Audit Committee has also received the written disclosures and the letter from Shatswell, MacLeod & Co. required by applicable requirements of the PCAOB regarding Shatswell, MacLeod & Co.’s communications with the Audit Committee concerning independence, and has discussed with Shatswell, MacLeod & Co. their independence.

Based on the foregoing, the Audit Committee recommended to the Board that the New Hampshire Thrift Bancshares’ audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the Securities and Exchange Commission.

Audit Committee of New Hampshire Thrift Bancshares, Inc.

William C. Horn (Chairman)

Peter R. Lovely

Jack H. Nelson

Compensation Committee. The Compensation Committee assesses the structure of the management team and the overall performance of Lake Sunapee Bank and New Hampshire Thrift Bancshares. It oversees executive compensation by approving salary increases and reviews general personnel matters such as staff performance evaluations. The Compensation Committee has the authority to delegate its authority to subcommittees and its individual members as it deems appropriate; provided, that any delegate shall report any actions taken by him or her to the entire Compensation Committee at its next regularly scheduled meeting.

Directors Cashman, Horn, and Nelson served as members of the committee in 2011 with Director Cashman serving as Chairman. All members of our Compensation Committee are independent (as independence is currently defined in Section 5605(a)(2) of the Nasdaq listing standards). The Compensation Committee met seven times in 2011. The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is available on our website www.nhthrift.com by clicking on “Governance Documents.”

During the past fiscal year, the Compensation Committee engaged Arthur Warren of Arthur Warren Associates, a compensation consultant, to advise the compensation committee on executive officer compensation. The Compensation Committee instructed Mr. Warren to develop market comparisons and recommendations regarding the compensation of senior executive officers. Mr. Warren, in fiscal 2011, provided recommendations regarding the levels of compensation of senior executive officers relative to our industry peers.

Additionally, during fiscal 2011, the Compensation Committee met with representatives of Astron Solutions, a compensation consulting firm that was engaged by management of the Bank to provide advice regarding the design of the Bank’s compensation policies and practices and executive salary levels and access to Astron Solutions’ salary and job description database.

The Compensation Committee took into account the recommendations of Mr. Warren and utilized information, including peer data, regarding the compensation of our directors and senior executive officers provided by the consultants in evaluating, recommending and determining compensation levels.

Nominating and Corporate Governance Committee.

Pursuant to its charter, the Nominating and Corporate Governance Committee is responsible for, but not limited to, the following:

•	identifying, reviewing and evaluating candidates to serve as directors (consistent with criteria approved by the Board);

•	reviewing stockholder nominations;

•	reviewing and evaluating incumbent directors;

•	recommending to the Board for selection candidates for election to the Board of Directors;

•	making recommendations to the Board regarding the membership of the committees of the Board;

•	identifying and recruiting executive officers;

•	overseeing the evaluation of the Board and management; and

•	developing a set of corporate governance guidelines.

The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, a copy of which is available on our website, www.nhthrift.com, by clicking on “Governance Documents.” For the purpose of carrying out the above listed responsibilities, the Nominating and Corporate Governance Committee has been split into two subcommittees: the Corporate Governance Committee and the Nominating Committee.

The Corporate Governance Committee consists of Directors Cashman, Ensign, Horn, Putziger and Theroux with Director Ensign serving as the Chairman. The Corporate Governance Committee met one time in 2011. All members of our Corporate Governance Committee are independent (as independence is currently defined in Section 5605(a)(2) of the Nasdaq listing standards), except for Directors Ensign and Theroux by virtue of their employment with us.

The Nominating Committee consists of Directors Horn, Nelson and Putziger, with Director Nelson serving as the Chairman. The Nominating Committee met one time in 2011. Because the terms of both Directors Horn and Nelson were set to expire in 2012, the Board temporarily appointed Director Putziger as the Nominating Committee’s Chairman and Directors Cashman, Willey and Lovely as Nominating Committee members. William C. Horn and Jack H. Nelson were each nominated by Directors Cashman, Lovely, Putziger and Willey as members of the Nominating Committee. As of the date of this proxy statement, the Nominating Committee had not received any stockholder nominations or recommendations for nominees in connection with the annual meeting. All members of our Nominating Committee are independent (as independence is currently defined in Section 5605(a)(2) of the Nasdaq listing standards).

In accordance with our Bylaws and the Nominating Committee charter, nominations and recommendations of individuals for election to the Board at an annual meeting of stockholders may be made by any stockholder of record entitled to vote for the election of directors at such meeting who provides timely notice in writing to our Corporate Secretary at our principal executive offices. To be timely, the notice must be received not less than 30 days nor more than 90 days prior to the date of the meeting; provided, however, that in the event that less than 40 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made. The stockholder’s notice to the Corporate Secretary must set forth certain information regarding the proposed nominee and the stockholder making such nomination or recommendation. If a nomination is not properly brought before the meeting in accordance with our Bylaws, the Chairman of the meeting may determine that the nomination was not properly brought before the meeting and shall not be considered. For additional information about our director nomination requirements, please see our Bylaws.

It is the policy of the Nominating Committee to select individuals as director nominees who shall have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the stockholders. Stockholder nominees are analyzed by the Nominating Committee in the same manner as nominees that are identified by the Nominating Committee. We do not pay a fee to any third party to identify or evaluate nominees.

In addition to the criteria listed above, the Board of Directors believes it operates best when its membership reflects a diverse range of experiences and areas of expertise. The following is a description of the particular experience, qualifications, attributes or skills that, in light of our business, led the Board of Directors to conclude that each nominee and incumbent director should serve on the Board of Directors as of the date of this proxy statement:

•	Leonard R. Cashman’s experience in the private business sector provides a wide knowledge of the real estate, insurance and retail markets to the Board.

•

Stephen W. Ensign’s position as our Chairman and Chief Executive Officer as well as involvement on banking industry boards and panels provides him with a thorough knowledge of the Company’s opportunities, challenges, and operations.

•

William C. Horn’s experience as both the former President and Chief Executive Officer of a trust company and a bank brings strong executive experience to the Board and its Audit Committee along with his knowledge in finance and accounting.

•

Peter R. Lovely’s experience includes over thirty years of management positions in the banking and brokerage services industries. In particular, Mr. Lovely has brought strong investment management experience in his 14 years on the Board.

•

Stephen R. Theroux has over thirty years of experience in various operational and financial management responsibilities in the banking and educational industries. As our Vice Chairman, President and Chief Operating Officer, he has a strong knowledge of our day-to-day operations and the industry.

•	Jack H. Nelson’s experience as former Chairman of the Board of Directors of a manufacturing company as well as a bank brings management and strategic development knowledge to the Board.

•

Michael T. Putziger’s experience as an attorney and his positions as a director on other boards, including companies in real estate and banking as well as non-profits, provides the Board with both legal expertise and real estate market knowledge.

•

Joseph B. Willey’s experience as a principal owner, partner and Chief Executive Officer of a private manufacturing company has been a valuable resource to the Board at assessing new technologies, business strategies and services.

Stockholder Communications with Our Board of Directors

Stockholders may contact New Hampshire Thrift Bancshares’ Board by contacting Laura Jacobi, Corporate Secretary, at New Hampshire Thrift Bancshares, Inc., 9 Main Street, P.O. Box 9, Newport, NH 03773 or at (603) 863-0886. All comments will be forwarded directly to the Board of Directors.

Board Leadership Structure and Role in Risk Oversight

Board Leadership Structure. The Board does not have a formal policy on separating the roles of Chairman of the Board and Chief Executive Officer and, if separate, whether the Chairman of the Board should be a non-employee director or an employee. The Board believes that no single, one-size fits all, board leadership model is universally or permanently appropriate. The Board prefers to retain the flexibility to structure its leadership from time to time in any manner that is in the best interests of the Company and its shareholders.

Mr. Ensign currently serves as both our Chief Executive Officer and the Chairman of the Board of Directors. The Board of Directors do not have a lead independent director. Effective June 1, 2012, we will separate the roles of Chairman of the Board and Chief Executive Officer in recognition of the differences between the two roles and in the individuals serving in each role. Mr. Ensign will assume the role of Executive Chairman of the Board of Directors, and Mr. Theroux will assume the role of Chief Executive Officer.

Board’s Role in Risk Oversight. The Audit Committee is responsible for overseeing risk management, and the full Board receives a report from the Chief Risk Officer at least quarterly.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below sets forth the compensation paid to our Chief Executive Officer and the two other most highly compensated officers (the “named executive officers”) during each of the last two fiscal years.

Name and Principal Positions	Year	Salary(1) ($)	Bonus(1) ($)	Nonqualified Deferred Compensation Earnings(2) ($)	All Other Compensation(3) ($)	Total ($)
Stephen W. Ensign, Chairman and Chief Executive Officer	2011 2010	342,100 290,000	34,210 —	212,927 198,201	51,468 49,115	640,705 537,316
Stephen R. Theroux, Vice Chairman, President and Chief Operating Officer	2011 2010	260,000 230,000	26,000 —	142,287 134,687	42,013 40,635	470,300 405,322
Laura Jacobi, SVP, Chief Financial Officer and Corporate Secretary(4)	2011	141,962	31,000	3,401	7,098	183,461

(1)	The figures shown for salary and bonus represent amounts earned for the fiscal year, whether or not actually paid during such year.
(2)	Includes for each named executive officer the increase (if any) in the present value of the individual’s accrued benefit (whether not vested) under each tax-qualified and non-qualified actuarial or defined benefit plan calculated by comparing the present value of each individual’s accrued benefit under each such plan in accordance with Statement of Financial Accounting Standards 87 (“FAS 87”) as of the plan’s measurement date in each fiscal year to the present value of the individual’s accrued benefit as of the plan’s measurement date in the prior fiscal year. For fiscal 2011, these amounts were $134,046 for the non-qualified salary continuation agreement (SCA) and $78,881 for the defined benefit pension benefit to Mr. Ensign. For 2011, these amounts were $84,369 for SCA and $57,918 for the defined benefit pension benefit to Mr. Theroux. For the mortality, discount rate and other assumptions used for this purpose, please refer to the discussion under the caption “Note 13: Employee Benefit Plans” in the footnotes to the audited financial statements, included in the 2011 Annual Reports on Form 10-K.
(3)	Amounts in this column are set forth in the table below and include life insurance premiums, 401(k) employer contributions and SERP contributions. The named executive officers participate in certain group life, health, disability insurance and medical reimbursement plans not disclosed in the Summary Compensation Table that are generally available to salaried employees and do not discriminate in scope, terms and operation. In addition, for 2011, Messrs. Ensign and Theroux and Ms. Jacobi were provided certain non-cash perquisites and personal benefits that did not exceed $10,000 in the aggregate for any individual, and are not included in the reported figures.

	Life Insurance Premiums	401(k) Employer Contributions	SERP Contributions	Total
Stephen W. Ensign	$2,558	$14,700	$34,210	$51,468
Stephen R. Theroux	$1,313	$14,700	$26,000	$42,013
Laura Jacobi	—	$7,098	—	7,098

(4)	Ms. Jacobi first became an executive officer in fiscal 2011 and information relating to her compensation is therefore not provided for 2010.

Employment Agreements and Change of Control Agreements

Employment Agreements. The Company and the Bank entered into parallel employment agreements with Stephen W. Ensign as Executive Chairman of the Board of Directors and Stephen R. Theroux as President and Chief Executive Officer effective as of June 1, 2012. Mr. Ensign’s employment agreements have a term ending

December 31, 2014 without an option to renew and Mr. Theroux’s employment agreements have an initial term of three years with certain renewal provisions. Mr. Theroux’s employment agreement with the Company will automatically extend annually for one year, unless previously terminated or either we or Mr. Theroux provides notice that it will not be extended, such that the remaining unexpired term will generally be between two and three years. Mr. Theroux’s employment agreement with the Bank will be subject to extension by the Bank each year, unless previously terminated. Mr. Ensign’s initial base salary as approved by the Board for 2012 is $355,784, and will remain at that level until June 1, 2012 when Mr. Ensign’s base salary decreases to $325,784, in accordance with the new employment agreements. Mr. Theroux’s initial base salary as approved by the Board for 2012 is $270,400 until June 1, 2012 when Mr. Theroux’s base salary increases to $300,400 in accordance with the new employment agreements. In addition to the base annual salary, the employment agreements for each executive provides for, among other things, participation in retirement and employment benefit plans and other fringe benefits available to other executive employees.

In the event of involuntary termination without “cause” or voluntary termination with “good reason,” each executive is entitled to receive a severance benefit equal to the (i) payment of base salary through termination date, (ii) benefits payable under employee benefit plans as of the termination date, (iii) continued insurance coverage for the remaining unexpired term, (iv) a lump sum payment equal to the salary and bonus which the executive would have received had he continued to work for the remaining unexpired term, and (v) at our election, cashout of vested options, stock appreciation rights and restricted stock. Payment of (iii) and (iv) above is contingent on the executive executing and not revoking a general release of claims.

Upon Change of Control, as defined in the agreements, which results in the termination of the executive without cause or certain resignations for good reason, the executive will receive the severance benefits described above with such benefits being calculated as if the remaining unexpired term of the agreement was three years. If there is a Change of Control as contemplated under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), a portion of the severance benefits provided under the employment agreements might constitute an “excess parachute payment” under current federal tax laws. Federal tax laws impose a 20% excise tax, payable by the executive, on excess parachute payments. Under the employment agreements, we would reimburse the each executive for the amount of the excise tax and all income and excise taxes imposed on the reimbursement so that he will retain approximately the same net-after tax amounts under the employment agreement that he would have retained if there was no 20% excise tax.

Additionally, each executive has agreed to certain non-competition and confidentiality provisions. Following his voluntary termination of employment for any reason other than those outlined above, we are entitled to enjoin his employment for two years with any bank, savings bank, co-operative bank or savings and loan association (or a holding company affiliate of any of the preceding entities) that has one or more deposit offices in any county in which the Bank has a main or branch office.

Change of Control Agreements. We also have change of control agreements with Laura Jacobi and five other officers. Upon a change of control (as defined in the Agreement) resulting in termination of employment under certain circumstances, the officer will receive a lump sum severance payment equal to one year’s annual base salary in effect as of the date of termination. In the event that any amounts payable under the change of control agreements would be nondeductible to us by reason of Section 280G of the Code, then such amounts shall be reduced to the extent necessary that such payments will no longer be ineligible for deduction by reason of Section 280G of the Code.

Capital Purchase Program Participation. In January 2009, we issued and sold preferred stock and a warrant to purchase common stock for an aggregate purchase price of $10,000,000 to the United States Department of the Treasury (the “U.S. Treasury”) under the Capital Purchase Program. All of the preferred stock so issued was redeemed on August 25, 2011 and all of the related warrants were subsequently redeemed on February 15, 2012. As such, we are no longer subject to certain of the restrictions and obligations on executive compensation as set forth in the Emergency Economic Stabilization Act of 2008 (“EESA”), as amended by The

American Recovery and Reinvestment Act of 2009 (the “ARRA”) and the regulations promulgated thereunder. However, as a result of these restrictions being in place for calendar year 2011, our deduction limit for remuneration paid to certain senior executive officers during the 2011 taxable year was $500,000 instead of $1 million computed without regard to previously available exemptions for “performance-based” compensation and certain deferrals of income. In addition, our Chief Executive Officer and Chief Financial Officer are required to certify compliance with Section 111 of EESA, as amended by the ARRA, with respect to that portion of 2011 during which the U.S. Treasury held our preferred stock.

Risk Assessment Certification Pursuant to EESA. In accordance with the EESA, the Compensation Committee certifies that it has (1) reviewed with senior risk officers the compensation plans applicable to our senior executive officers and has made reasonable efforts to ensure that such arrangements do not encourage the senior executive officers to take unnecessary and excessive risks that threaten the value of the Company, and (2) reviewed the employee compensation plans with a focus on eliminating any features of these plans that would encourage the manipulation of our reported earnings to enhance the compensation of any employee. The Compensation Committee further certifies that it has reviewed with senior risk officers the employee compensation plans of New Hampshire Thrift Bancshares and evaluated how to limit any risks posed by such plans and ensure that the plans do not encourage any manipulation of financial reporting.

Long-term Incentive Compensation

1998 Stock Option Plan and 2004 Stock Incentive Plans. Long-term incentives are provided to the named executive officers through awards made under the equity plans established by the Company from time to time. Currently, no shares remain available for the issuance of option awards under our 1998 Stock Option Plan and 209,000 shares remain available for issuance under our 2004 Stock Incentive Plan (collectively, the “Equity Plans”). All salaried employees and directors are eligible to be granted awards under the Equity Plans. The Equity Plans provide for the issuance of “incentive stock options” qualified under Section 422 of the Code and “non-qualified stock options.” In addition, the 2004 Stock Incentive Plan may grant restricted stock awards and performance-based restricted stock awards; provided however, that no more than 208,000 restricted stock awards or performance-based restricted stock awards may be granted under the 2004 Stock Incentive Plan. The Equity Plans are administered by a committee of the Board of the Bank, which has the authority to select the employees and directors who will be awarded stock-based incentives and determine the amount and other conditions of such awards subject to the terms of the Equity Plans.

No option issued under the Equity Plans is exercisable after the tenth anniversary from the date it was granted. During the optionee’s lifetime, only the optionee can exercise the option. The optionee cannot transfer or assign any option other than by will or in accordance with the laws of descent and distribution. Pursuant to Section 422 of the Code as to incentive stock options, the aggregate fair market value of the stock for which any employee may be granted options, which first become exercisable in any calendar year generally may not exceed $100,000. In addition, no grant may be made to any employee owning more than 10% of our shares unless the exercise price is at least 110% of the share’s fair market value and such option is not exercisable more than five years following the option grant.

We will receive no monetary consideration for the granting of awards under the Equity Plans. Upon the exercise of options, we receive payment from optionees in exchange for shares issued. During the last fiscal year, we did not adjust or amend the exercise price of stock options previously awarded.

The number of shares available under the Equity Plans, the maximum limits on awards to individual officers and directors and any outstanding awards will be adjusted to reflect any merger, consolidation or business reorganization in which New Hampshire Thrift Bancshares is the surviving entity, and to reflect any stock split, stock dividend or other event where the committee determines an adjustment is appropriate in order to prevent the enlargement or dilution of an award recipient’s rights. If a merger, consolidation or other business reorganization occurs and New Hampshire Thrift Bancshares is not the surviving entity, outstanding awards may be exchanged for awards linked to the equity of the surviving entity that are designed to neither increase or diminish the rights of the holders of the outstanding awards or may be settled for a monetary or other payment when the merger, consolidation or reorganization occurs.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information regarding stock options outstanding at December 31, 2011, whether granted in 2011 or earlier, including awards that have been transferred other than for value.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercised	Option Exercise Price ($)	Option Expiration Date
Stephen W. Ensign	30,000 17,000 27,000	— — —	13.25 9.125 13.05	12/30/2015 6/28/2012 10/10/2013

Stephen R. Theroux	25,000 4,042 20,000	— — —	13.25 9.125 13.05	12/30/2015 6/28/2012 10/10/2013

Laura Jacobi	—	—	—	—

Retirement and Other Benefits

Tax-Qualified 401(k) Plan. The named executive officers are eligible to participate in the 401(k) plan on the same terms as other employees. The 401(k) plan provides that all eligible employees will receive an annual base contribution of 3% of their salary whether or not they elect to contribute their own compensation into the plan. In addition, we provide a discretionary matching contribution at a rate determined year-to-year.

For 2011, we contributed an additional $0.50 for every dollar of an employee’s contribution up to an additional three percent of their salary for a combined potential employer match of 6% of an employee’s salary. Salary recognized under the 401(k) plan for purposes of such employer contributions was limited by applicable regulations to $245,000 for 2011.

Tax-Qualified Defined Benefit Retirement Plan. A tax-qualified defined benefit retirement plan is maintained on a frozen basis for certain employees with the retirement benefits attributable to such employees being a function of both their length of employment in terms of years and their respective salary levels up to the date the plan was frozen in 2006.

Supplemental Executive Retirement Plan. We have established a supplemental executive retirement plan as a non-qualified deferred compensation plan for certain executive officers. Under this plan, annual contributions are made during the first quarter of each year equal to a specified percentage of each eligible executive officer’s base salary. The specified percentage was 10% percent for the contributions made in both 2011 and 2010.

Executive Salary Continuation Agreements. The Company and the Bank have entered into parallel executive salary continuation agreements with Messrs. Ensign and Theroux. The agreements provide for payments of $50,000 per year to Mr. Ensign and $60,000 per year to Mr. Theroux for life payable in monthly installments upon each executive’s retirement after attainment of age 65. The agreements also provide for an early termination benefit in lump sum upon any termination of service of an executive with the lump sum amount being equal to the amount accrued as a liability under the agreement for accounting purposes as of the date of termination. In addition, in the event of a change in control the executive is treated as being fully vested for purposes of benefit payments.

On January 4, 2012, we entered into an additional salary continuation agreement with Mr. Ensign. This agreement provides for payments of $25,000 per year to Mr. Ensign for life payable in monthly installments upon his retirement after attainment of age 70. This agreement is otherwise identical to the other salary continuation agreements in place for Messrs. Ensign and Theroux and will run concurrently with the salary continuation agreement entered into with Mr. Ensign on February 14, 2008.

The agreements are unfunded, non-qualified plans that provide for payments to such executive or his designated beneficiaries upon the occurrence of certain events, including death, retirement or other termination of service. The agreements are intended to comply with, and will be administered in order to comply with, Section 409A of the Code, and regulations or other guidance of the Internal Revenue Service published thereunder.

Other Benefits. It is the policy of the Company to provide for the payment of certain club dues for named executive officers as part of the effort to advance the market penetration of New Hampshire Thrift Bancshares. Further, executive officers are reimbursed for any out-of-pocket expense associated with their activities on behalf of the Company and have the use of a company-owned vehicle. The named executive officers are obligated to account for the economic value of their personal use of said vehicle and to reflect such additional compensation. Ms. Jacobi does not currently have the use of a company-owned vehicle.

DIRECTORS’ COMPENSATION

All of our directors also serve as directors of Lake Sunapee Bank. Each non-employee director of Lake Sunapee Bank receives an annual retainer of $20,000, payable in equal quarterly installments, plus an additional $400 for each committee meeting attended. The Chairs of the Audit Committee and Compensation Committee receive annual retainers of $5,000, payable in equal quarterly installments. In addition, non-employee members of the Executive Committee receive $5,000 per year, payable in equal quarterly installments. Non-employee directors are also eligible for awards under our 2004 Stock Incentive Plan. Directors are also entitled to the protection of certain indemnification provisions in our Certificate of Incorporation and Bylaws.

The following table sets forth information regarding compensation earned by our non-employee directors.

Name	Fees Earned or Paid in Cash(1) ($)
Leonard R. Cashman	$45,100
William C. Horn	$49,900
Peter R. Lovely	$41,800
Jack H. Nelson	$26,000
Michael T. Putziger	$20,400
Joseph B. Willey	$20,000

(1)	Includes retainer payments, meeting fees, and committee and/or chairmanship fees earned during the fiscal year, whether such fees were paid currently or deferred.

TRANSACTIONS WITH RELATED PERSONS

From time to time, Lake Sunapee Bank makes loans to its directors and executive officers and related persons and entities for the financing of homes, as well as home improvement, consumer and commercial loans. These loans are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to New Hampshire Thrift Bancshares, and neither involve more than normal risk of collectability nor present other unfavorable features. Such loans are submitted to the executive committee or to the loan review committee for approval before being made, subject to ratification at the next meeting of the full Board of

Directors. Board of Director approval (with the interested person abstaining) is required on aggregate loans to such persons in excess of 5% of Lake Sunapee Bank’s unimpaired capital and surplus, or more than $500,000. In addition, a limit has been imposed on aggregate loans to an executive officer of the higher of 2.5% of Lake Sunapee Bank’s capital and unimpaired surplus but no more than $100,000 excluding certain home and education loans. None of such loans have been disclosed by Lake Sunapee Bank as nonaccrual, past due, restructured or potential problems. At March 14, 2012, loans to non-employee directors and their associates totaled $480,500 including unused lines of credit.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our common stock, to report to the SEC their initial ownership of our common stock and any subsequent changes in that ownership. Specific due dates for these reports have been established by the SEC and we are required to disclose in this proxy statement any late filings or failures to file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no other reports were required during the fiscal year ended December 31, 2011, we believe that, during the 2011 fiscal year, all of our executive officers and directors complied with all Section 16(a) filing requirements applicable to them.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Shatswell, MacLeod & Co., P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2012, and we are asking stockholders to ratify the appointment.

One or more representatives of Shatswell, MacLeod & Co., P.C. are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to appropriate questions.

VOTE REQUIRED

A majority of the votes cast “for” this proposal is required for ratification. If the stockholders fail to ratify the appointment, such action will be considered as a direction to the Audit Committee to select another independent registered public accounting firm.

OUR RECOMMENDATION

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Shatswell, MacLeod & Co., P.C. as our independent registered public accounting firm.

INFORMATION ABOUT OUR RELATIONSHIP WITH OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accounting Fees and Services. During the fiscal years ended December 31, 2011 and December 31, 2010, we retained and paid Shatswell, MacLeod & Co., P.C. to provide audit and other services as follows:

Fees	2011	2010
Audit fees(1)	$124,000	$124,460
Audit-Related Fees	—	—
Tax Fees(2)	12,342	12,105
All Other Fees(3)	47,875	38,720

Total	$184,217	$175,285

(1)	Audit fees consisted of audit work performed in the preparation of financial statements as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits.
(2)	Tax fees consisted of assistance with matters related to tax compliance and counseling.
(3)	All Other Fees consisted of Shatswell, MacLeod & Co., P.C.’s review of internal controls over financial reporting.

Audit Committee Preapproval of Services. The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms) to be performed by our independent registered public accountants, subject to the de minimis exception for non-audit services described below that are approved by the Audit Committee prior to completion of the audit.

The preapproval requirement set forth above, shall not be applicable with respect to non-audit services if:

•

the aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by us to our auditor during the fiscal year in which the services are provided;

•	such services were not recognized by us at the time of the engagement to be non-audit services; and

•

such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the Audit Committee.

The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant required pre-approvals. The decisions of any member to whom authority is delegated under this paragraph to pre-approve activities under this subsection shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee pre-approved 100% of the services performed by Shatswell, MacLeod & Co., P.C. pursuant to the policies outlined above.

PROPOSAL 3

NON-BINDING ADVISORY RESOLUTION ON THE COMPENSATION

OF THE NAMED EXECUTIVE OFFICERS

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), requires us to provide our stockholders an opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement. This vote does not address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices, as disclosed in this proxy statement.

VOTED REQUIRED

The approval of the non-binding advisory resolution on the compensation of our named executive officers will require “For” votes from a majority of the votes cast at the annual meeting by the holders of shares present in person or represented by proxy and entitled to vote on this proposal. In addition, an abstention shall not constitute a vote cast and they will have no effect on the vote. Brokers do not have discretionary authority to vote shares on this proposal without direction from the beneficial owner. Therefore, broker non-votes will have no effect on the vote.

OUR RECOMMENDATION

The Board of Directors recommends that the stockholders vote “FOR” the approval of the non-binding advisory resolution on the compensation of the named executive officers.

General

The compensation of our named executive officers is disclosed in the summary compensation table and the other related tables and narrative disclosure contained elsewhere in this Proxy Statement. As discussed in those disclosures, the Board of Directors believes that our executive compensation philosophy, policies and procedures provide a strong link between each named executive officer’s compensation and our short and long-term performance. The objective of our executive compensation program is to provide compensation which is competitive based on our performance and aligned with the long-term interests of our stockholders.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal will be presented at the annual meeting as a resolution in substantially the following form:

RESOLVED, on an advisory basis, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.

Your vote on this Proposal 3 is advisory, and therefore not binding on us, the Compensation Committee or the Board of Directors. Your advisory vote will serve as an additional tool to guide the Board of Directors and the Compensation Committee in continuing to align our executive compensation with the best interests of the Company and our stockholders.

PROPOSAL 4

NON-BINDING, ADVISORY VOTE REGARDING THE FREQUENCY OF VOTING

ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act also requires us to permit a separate non-binding, advisory stockholder vote with respect to the frequency of the advisory vote on the compensation of our named executive officers. In particular, you may vote whether the advisory vote should occur every year, every two years or every three years. Stockholders may also abstain from voting.

VOTE REQUIRED

The choice receiving the greatest number of votes – every year, every two years or every three years – will be the frequency that shareholders will be deemed to have approved. Broker non-votes and abstentions will have no effect on the vote.

OUR RECOMMENDATION

The Board of Directors recommends that stockholders vote for the option of “every year (1) year” as your preference for the frequency with which stockholders are provided an advisory vote on the compensation of our named executive officers.

General

Our Board of Directors believes that its current executive compensation programs directly link executive compensation to its short and long-term financial performance and align the interests of its named executive officers with those of its stockholders. After careful consideration of this Proposal, our Board of Directors has determined that an advisory vote on the compensation of our named executive officers that occurs every year is the most appropriate alternative for us, and therefore our Board of Directors recommends that you vote for an annual advisory vote on the compensation of our named executive officers.

Although the advisory vote is non-binding, our Board of Directors will review the results of the vote and take them into account in making a determination concerning the frequency of an advisory vote on the compensation of our named executive officers.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and annual report, please notify your broker.

You may also request an additional Proxy Statement and annual report by sending a written request to:

Laura Jacobi, Corporate Secretary

New Hampshire Thrift Bancshares, Inc.

9 Main Street, P.O. Box 9

Newport, NH 03773

Stockholders who currently receive multiple copies of the Proxy Statement at their addresses and would like to request “householding” of their communications should contact their brokers.

INFORMATION ABOUT STOCKHOLDER PROPOSALS

Stockholder proposals to be included in the proxy statement for the 2013 Annual Meeting of Stockholders of New Hampshire Thrift Bancshares must be received by our Corporate Secretary by no later than November 23, 2013. Any such proposal will be subject to Rule 14a-8, 17 C.F.R. §240.14a-8, of the rules and regulations of the Securities and Exchange Commission. Nothing in this paragraph shall be deemed to require us to include in our Proxy Statement and proxy card relating to any annual meeting any stockholder proposal or nomination that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

If a stockholder wishes to submit a proposal for presentation at the next Annual Meeting of Stockholders, without including such proposal in the proxy materials, the stockholder must deliver timely notice thereof in writing to our Corporate Secretary. To be timely, the notice must be received not less than 30 days nor more than 90 days prior to the date of the 2013 Annual Meeting, that is, between February 8, 2013 and April 9, 2013; provided, however, that in the event that less than 40 days’ notice or prior public disclosure of the date of the 2012 Annual Meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made. The stockholder’s written notice must contain certain information specified in our Bylaws.

OTHER MATTERS

We know of no other business which will be presented for consideration at the annual meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the meeting, it is the intention of the persons named as proxies in the attached proxy card to vote the shares represented thereby in accordance with their best judgment and in their discretion, and authority to do so is included in the proxy.

By Order of the Board of Directors

Laura Jacobi Corporate Secretary

Newport, New Hampshire

March 23, 2012

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY NEW HAMPSHIRE THRIFT BANCSHARES, INC.

This Proxy is solicited on behalf of the Board of Directors of New Hampshire Thrift Bancshares, Inc. for the Annual Meeting of Stockholders to be held on May 10, 2012.			With- For	For All hold	For All Except
	1.	Election of two directors:	☐	☐	☐

The undersigned stockholder of New Hampshire Thrift Bancshares, Inc. hereby appoints Stephen W. Ensign and Stephen R. Theroux, and each of them, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of New Hampshire Thrift Bancshares, Inc. held of record by the undersigned on March 14, 2012, at the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 10:00 a.m., Eastern time, on May 10, 2012, or at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, dated March 23, 2012, and upon such other matters as may properly come before the Annual Meeting. The undersigned hereby revokes all prior proxies.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted “FOR” the election of all nominees listed in Item 1, “FOR” each of the proposals listed in Items 2 and 3 and “1 Year” for the proposal listed in Item 4.

Nominees: William C. Horn and Jack H. Nelson for a three-year term INSTRUCTION: TO WITHHOLD AUTHORITY to vote for any individual nominee, write that nominee’s name in the space provided:
			For	Against	Abstain
	2.	Ratification of the appointment of Shatswell, MacLeod & Co., P.C. as independent registered public accountants for the fiscal year ending December 31, 2012.	☐	☐	☐
			For	Against	Abstain
	3.	Consideration and approval of a non-binding advisory resolution on the compensation of our named executive officers.	☐	☐	☐
			1 Year	2 Years	3 Years
	3.	Consideration and vote upon a non-binding advisory proposal on the frequency of the advisory vote concerning compensation of our named executive officers.	☐	☐	☐

The Board of Directors unanimously recommends a vote “FOR” all of the nominees named in item 1, a vote “FOR” each of the proposals listed in Items 2 and 3, and “1 Year” for the proposal listed in Item 4.

The undersigned hereby acknowledges receipt of the Notice of Internet Availability of Proxy Materials, Notice of Annual Meeting of Stockholders and the Proxy Statement, dated March 23, 2012 for the 2012 Annual Meeting.

		PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.			☐
Please be sure to sign and date Date this Proxy in the box below.
Stockholder sign above Co-holder (if any) sign above)

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 Detach above card, sign, date and mail.

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate or partnership proxies should be signed by an authorized officer.

PLEASE MARK, SIGN AND DATE THIS PROXY

AND RETURN IT PROMPTLY TO NEW HAMPSHIRE THRIFT BANCSHARES AT THE ADDRESS BELOW:

Registrar and Transfer Company

Attn: Proxy Department

P.O. Box 1160

Cranford, NJ 07016-9748

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.